INDEPENDENT AUDITORʹS REPORT AND CONSOLIDATED FINANCIAL STATEMENTS FOR WARP SPEED HOLDINGS LLC AS OF DECEMBER 31, 2025 AND 2024 AND FOR THE YEARS ENDED DECEMBER 31, 2025, 2024, AND 2023

WARP SPEED HOLDINGS LLC TABLE OF CONTENTS Page  INDEPENDENT AUDITORʹS REPORT 1 CONSOLIDATED FINANCIAL STATEMENTS Consolidated Balance Sheets 3 Consolidated Statements of Operations 5 Consolidated Statements of Comprehensive Income 6 Consolidated Statements of Changes in Membersʹ Equity 7 Consolidated Statements of Cash Flows 8 Notes to Consolidated Financial Statements 10

9780 S. Meridian Blvd., Suite 500  Englewood, CO 80112  303‐721‐6131  www.richeymay.com  Assurance | Tax | Advisory      INDEPENDENT AUDITOR’S REPORT    To the Members and Board of Directors  Warp Speed Holdings LLC  Jackson, Wyoming    Report on the Audit of the Consolidated Financial Statements    Opinion  We have audited the consolidated financial statements of Warp Speed Holdings LLC, which comprise  the  consolidated  balance  sheet  as  of December  31,  2025,  and  the  related  consolidated  statements  of  operations, comprehensive income, changes in members’ equity, and cash flows for the year then ended,  and the related notes to the consolidated financial statements.    In our opinion, the accompanying consolidated financial statements present fairly, in all material respects,  the  financial position of Warp Speed Holdings LLC as of December 31, 2025 and  the results of  their  operations  and  their  cash  flows  for  the  year  then  ended  in  accordance with  accounting  principles  generally accepted in the United States of America.    Basis for Opinion  We conducted our audit in accordance with auditing standards generally accepted in the United States  of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s  Responsibilities  for  the Audit of  the Consolidated Financial Statements section of our  report. We are  required to be independent of Warp Speed Holdings LLC and to meet our other ethical responsibilities,  in accordance with  the  relevant ethical  requirements  relating  to our audit. We believe  that  the audit  evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.     Other Matter  The accompanying consolidated balance sheet of Warp Speed Holdings LLC as of December 31, 2024,  and  the  related  consolidated  statements of operations,  comprehensive  income,  changes  in members’  equity, and cash flows for the years then ended December 31, 2024 and 2023, and the related notes to the  consolidated financial statements were compiled and are presented as unaudited. Accordingly, we do  not express an opinion or any other form of assurance on such financial statements.     Responsibilities of Management for the Consolidated Financial Statements  Management  is  responsible  for  the  preparation  and  fair  presentation  of  the  consolidated  financial  statements in accordance with accounting principles generally accepted in the United States of America,  and for the design, implementation, and maintenance of internal control relevant to the preparation and  fair presentation of consolidated financial statements that are free from material misstatement, whether  due to fraud or error.    In preparing the consolidated financial statements, management is required to evaluate whether there  are conditions or events, considered  in  the aggregate,  that raise substantial doubt about Warp Speed  Holdings LLC’s ability  to continue as a going concern  for one year after  the date  the  consolidated  financial statements are issued.

  This Audit Opinion is provided under Richey, May & Co., LLP which is a licensed independent CPA firm  that provides attest services to its clients.  2            INDEPENDENT AUDITOR’S REPORT    Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements  Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as  a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s  report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute  assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always  detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting  from fraud is higher than one resulting from error, as fraud may involve collusion, forgery, intentional  omissions, misrepresentations, or the override of internal control. Misstatements are considered material  if  there  is  a  substantial  likelihood  that,  individually  or  in  the  aggregate,  they would  influence  the  judgment made by a reasonable user based on the consolidated financial statements.    In performing an audit in accordance with GAAS, we:      Exercise professional judgment and maintain professional skepticism throughout the audit.    Identify and assess the risks of material misstatement of the consolidated financial statements,  whether due  to fraud or error, and design and perform audit procedures responsive  to  those  risks. Such procedures include examining, on a test basis, evidence regarding the amounts and  disclosures in the consolidated financial statements.    Obtain  an  understanding  of  internal  control  relevant  to  the  audit  in  order  to  design  audit  procedures that are appropriate in the circumstances, but not for the purpose of expressing an  opinion on the effectiveness of Warp Speed Holdings LLC’s internal control. Accordingly, no  such opinion is expressed.   Evaluate the appropriateness of accounting policies used and the reasonableness of significant  accounting estimates made by management, as well as evaluate the overall presentation of the  consolidated financial statements.    Conclude whether, in our judgment, there are conditions or events, considered in the aggregate,  that raise substantial doubt about Warp Speed Holdings LLC’s ability to continue as a going  concern for a reasonable period of time.     We are required to communicate with those charged with governance regarding, among other matters,  the planned scope and timing of the audit, significant audit findings, and certain internal control–related  matters that we identified during the audit.        Englewood, Colorado  March 31, 2026

WARP SPEED HOLDINGS LLC CONSOLIDATED BALANCE SHEETS DECEMBER 31, 2025 AND 2024 2025 2024 (Audited) (Unaudited) ASSETS Cash and cash equivalents 39,194,767$            23,975,216$            Restricted cash 9,649,340                 11,669,013 Escrow cash 5,046,290                 4,943,516 Mortgage loans held for sale, at fair value 205,278,530            218,984,033 Mortgage loans held for investment, net 243,657,710            281,682,023 Notes receivable, construction loans, net 115,693,136            110,707,737 Accounts receivable and advances 24,635,911               27,058,897 Due from related parties 3,528,059 918,667 Securities sold under agreements to repurchase, at fair value 152,886,520            68,127,414 Securities sold under agreements to repurchase, at amortized cost 487,516,343            268,546,877 Mortgage‐backed securities, at amortized cost 191,494,086            217,648,252 Mortgage loans held for investment in securitized trusts 486,603,794            531,889,825 Servicing advances 2,130,783                 1,418,489 Derivative assets 2,781,967                 5,161,336 Prepaid expenses 891,071                    1,802,936 Right‐of‐use asset 1,495,666                 1,439,197 Ginnie Mae loans subject to repurchase right 2,950,354                 5,171,156 Property and equipment, net 385,284                    137,318 Mortgage servicing rights, at fair value 4,253,728                 2,428,655 Real estate owned 2,307,336                 3,687,687 Deposits 127,446                    99,979 Investment in affiliates 6,894,523                 3,365,712 Goodwill 912,383                    912,383 TOTAL ASSETS 1,990,315,027$       1,791,776,318$       The accompanying notes are an integral part of these consolidated financial statements. 3

WARP SPEED HOLDINGS LLC CONSOLIDATED BALANCE SHEETS DECEMBER 31, 2025 AND 2024 2025 2024 (Audited) (Unaudited) LIABILITIES AND MEMBERSʹ EQUITY LIABILITIES Accounts payable and accrued expenses 18,775,053$            17,290,654$            Customer deposits and loan escrows 4,778,319 4,767,357 Financing facilities 525,508,131 573,075,275 Repurchase lines of credit 637,325,189 336,070,505 Line of credit 13,250,000 12,870,000 Due to related parties 186,658 121,781 Reserve for repurchases and indemnifications 2,018,762 2,028,952 Derivative liabilities 3,853,870 12,595,950 Deferred revenue 1,366,814 1,087,983 Liability for Ginnie Mae loans subject to repurchase right 2,950,354 5,171,156 Lease liability 1,528,931 1,456,172 Notes payable 1,772,681 4,500,526 Notes payable, related party 18,995,000 20,754,955 Securities financing arrangement 592,986,904 662,099,809 Securitized mortgage trust liabilities 80,140,623 81,866,582 Total liabilities 1,905,437,289         1,735,757,657         COMMITMENTS AND CONTINGENCIES (Note 21) MEMBERSʹ EQUITY Membersʹ equity 84,572,545 62,714,598 Accumulated other comprehensive (income) loss 305,193                    (6,695,937)                Total membersʹ equity  84,877,738               56,018,661               TOTAL LIABILITIES AND MEMBERSʹ EQUITY 1,990,315,027$       1,791,776,318$       The accompanying notes are an integral part of these consolidated financial statements. 4

WARP SPEED HOLDINGS LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2025, 2024 AND 2023

	2025 (Audited)	2024 (Unaudited)	2023 (Unaudited)
REVENUE			
Gain on sale of mortgage loans held for sale, net of direct costs of $6,241,188, $5,196,147 and $4,560,258, respectively	$ 44,433,361	$ 35,632,370	$ 16,979,603
Loan origination fees, net of direct costs of $7,053,462, $7,297,335, and $4,762,514, respectively	39,225,901	45,624,123	37,680,793
Loan servicing fees, net of direct costs of $869,281, $923,671, and $676,832, respectively	1,078,863	1,312,705	789,530
Title insurance premiums, net of direct costs of $1,874,010, $2,333,449 and $2,435,710, respectively	6,160,362	7,770,860	8,030,975
Professional and administrative service revenue	268,318	-	-
Insurance commission and fees	1,712,516	1,694,908	1,074,891
Valuation adjustment and deletions of mortgage servicing rights	1,135,081	555,777	(2,763,862)
Gain (loss) on sale of mortgage servicing rights	173,392	205,143	(216,777)
Income from investment in affiliates	4,415,547	554,155	-
Other income	965,666	2,285,628	7,199,899
Total revenue	99,569,007	95,635,669	68,775,052
INTEREST INCOME (EXPENSE)			
Interest income	81,912,167	53,893,223	61,290,176
Interest income on securitized mortgage loans	25,155,096	28,731,095	7,076,450
Interest expense	(77,686,632)	(65,590,915)	(71,095,134)
Interest expense on securitized mortgage loans	(24,417,936)	(28,115,813)	(3,508,088)
Total interest income (expense)	4,962,695	(11,082,410)	(6,236,596)
EXPENSES			
Salaries, commissions and benefits	57,238,779	56,002,858	43,126,987
Occupancy, equipment and communications	2,167,595	3,060,997	2,903,701
General and administrative	18,575,813	18,027,521	18,539,774
Depreciation and amortization	96,372	41,031	100,060
Provision for loan losses	605,386	611,551	312,537
Total expenses	78,683,945	77,743,958	64,983,059
NET INCOME (LOSS)	25,847,757	6,809,301	(2,444,603)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	449,865	3,273,519	456,590
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$ 25,397,892	$ 3,535,782	$ (2,901,193)

The accompanying notes are an integral part of these consolidated financial statements.

5

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME FOR THE YEARS ENDED DECEMBER 31, 2025, 2024 AND 2023 2025 2024 2023 (Audited) (Unaudited) (Unaudited) NET INCOME (LOSS) 25,847,757$             6,809,301$               (2,444,603)$              OTHER COMPREHENSIVE INCOME (LOSS): Unrealized change on cash flow hedges arising during the year (10,312,575)              7,137,791                 ‐                            Reclassification adjustment for net realized gain (loss)  on cash flow hedges  3,311,445                 (441,854)                   ‐                            COMPREHENSIVE INCOME (LOSS) 18,846,627               13,505,238               (2,444,603)                COMPREHENSIVE INCOME ATTRIBUTABLE TO  NONCONTROLLING INTEREST 449,865                    3,273,519                 456,590                    COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST 18,396,762$             10,231,719$             (2,901,193)$              WARP SPEED HOLDINGS LLC The accompanying notes are an integral part of these consolidated financial statements. 6

WARP SPEED HOLDINGS LLC
CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

	Controlling interest	Accumulated other comprehensive income (loss)	Noncontrolling interest	Totals
Balance, January 1, 2023 (Unaudited)	$ 57,803,588	$ -	$ 5,453,149	$ 63,256,737
Member contributions	3,200,000	-	189,000	3,389,000
Member distributions	(2,668,126)	-	(2,407,795)	(5,075,921)
Net income (loss)	(2,901,193)	-	456,590	(2,444,603)
Balance, December 31, 2023 (Unaudited)	55,434,269	-	3,690,944	59,125,213
Deconsolidation of variable interest entities	(2,026,659)	-	(2,026,659)	(4,053,318)
Investment in affiliate recognized from the deconsolidation of variable interest entities	2,811,557	-	-	2,811,557
Member contributions of deconsolidated variable interest entities	942,000	-	-	942,000
Member distributions of deconsolidated variable interest entities	(1,608,005)	-	(1,608,004)	(3,216,009)
Member distributions	(665,935)	-	-	(665,935)
Noncontrolling contributions	2,625,000	-	-	2,625,000
Noncontrolling distributions	-	-	(1,663,211)	(1,663,211)
Net income	3,535,782	-	3,273,519	6,809,301
Other comprehensive income - cash flow hedge	-	(6,695,937)	-	(6,695,937)
Balance, December 31, 2024 (Unaudited)	61,048,009	(6,695,937)	1,666,589	56,018,661
Deconsolidation of variable interest entities	(2,489,903)	-	-	(2,489,903)
Investment in affiliate recognized from the deconsolidation of variable interest entities	2,006,258	-	-	2,006,258
Member distributions	(2,931,558)	-	-	(2,931,558)
Noncontrolling distributions	-	-	(574,607)	(574,607)
Net income	25,397,892	-	449,865	25,847,757
Other comprehensive loss - cash flow hedge	-	7,001,130	-	7,001,130
Balance, December 31, 2025 (Audited)	$ 83,030,698	$ 305,193	$ 1,541,847	$ 84,877,738

The accompanying notes are an integral part of these consolidated financial statements. 7

WARP SPEED HOLDINGS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2025, 2024 AND 2023

	2025 (Audited)	2024 (Unaudited)	2023 (Unaudited)
CASH FLOW FROM OPERATING ACTIVITIES			
Net income (loss)	$ 25,847,757	$ 6,809,301	$ (2,444,603)
Non-cash items-			
Provision for loan losses	605,386	611,551	312,537
Depreciation and amortization	96,372	41,031	100,060
Amortization of right-of-use asset	458,141	739,880	576,926
Gain on sale of mortgage loans held for sale, net of direct costs	(44,433,361)	(35,632,370)	(16,979,603)
(Gain) loss on sale of mortgage servicing rights	(173,392)	(205,143)	216,777
(Gain) loss on cash flow hedges reclassified from other comprehensive income to earnings	(3,311,445)	441,854	-
Valuation adjustment and deletions of mortgage servicing rights	(1,135,081)	(555,777)	2,763,862
Income from investment in affiliates	(4,415,547)	(554,155)	-
Changes in-			
Escrow cash	(112,882)	(4,366,093)	3,317,559
Proceeds from sale and principal payments of mortgage loans held for sale	1,181,584,810	1,404,701,850	1,446,283,284
Origination and purchases of mortgage loans held for sale	(1,593,614,043)	(1,677,395,087)	(1,266,837,104)
Notes receivable, construction loans, net	52,136,746	(71,022,221)	(18,711,000)
Accounts receivable and advances	2,366,913	(6,651,019)	(9,597,227)
Due from related parties	(2,838,913)	(334,748)	400,000
Securities sold under agreements to repurchase, at fair value	(4,742,427)	(67,724,316)	-
Securities sold under agreements to repurchase, at amortized cost	4,543,529	28,227,363	167,846,857
Distributions received from equity method investment	2,892,994	-	-
Servicing advances	(712,294)	725,312	(1,148,859)
Derivative assets	(837,381)	(3,916,328)	160,246
Prepaid expenses	871,168	578,841	1,059,269
Deposits	(27,467)	62,278	58,647
Changes in-			
Accounts payable and accrued expenses	1,599,622	4,364,784	1,836,575
Customer deposits and loan escrows	15,295	4,123,821	(5,164,673)
Reserve for repurchases and indemnifications	(600,968)	(541,418)	(244,436)
Derivative liabilities	4,787,503	5,458,159	-
Deferred revenue	278,831	2,891,427	-
Lease liability	(441,851)	(720,663)	(424,655)
Net changes in operating activities	(379,311,985)	(409,841,886)	303,380,439
CASH FLOW FROM INVESTING ACTIVITIES			
Purchases of property and equipment	(344,338)	(19,941)	(105,918)
Mortgage loans held for investment, net	145,412,042	(15,393,590)	124,211,334
Acquisition of mortgage loans held for investment in securitized trusts	-	-	(91,224,371)
Principal payments on mortgage loans held for investment in securitized trusts	45,286,031	44,286,261	-
Principal payments of mortgage-backed securities	26,154,166	36,022,491	-
Proceeds from sale of real estate owned	1,380,351	-	254,854
Purchases of real estate owned	-	(623,211)	-
Deconsolidation of variable interest entities cash	(2,482,877)	(3,434,854)	-
Proceeds from sale of mortgage servicing rights	1,223,588	3,246,261	220,347
Net changes in investing activities	216,628,963	64,083,417	33,356,246

The accompanying notes are an integral part of these consolidated financial statements. 8

WARP SPEED HOLDINGS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2025, 2024 AND 2023

	2025 (Audited)	2024 (Unaudited)	2023 (Unaudited)
CASH FLOW FROM FINANCING ACTIVITIES			
Net borrowings (repayments) under financing facilities	$ (47,180,394)	$ 198,157,131	$ (220,107,554)
Net borrowings (repayments) under repurchase lines of credit	301,254,684	228,914,523	(215,940,504)
Borrowings of securitized mortgage trust liabilities	-	-	83,445,285
Proceeds from securities financing arrangement	-	-	738,622,458
Repayments of subsidiary financing facility	-	-	(738,622,458)
Net repayments under securities financing arrangement	(69,112,905)	(76,522,649)	-
Principal payments to securitized mortgage trust liabilities	(1,725,959)	(1,578,703)	-
Borrowings (repayments) under notes payable, related party	(1,759,955)	754,955	19,874,067
Net borrowings under line of credit	380,000	4,122,946	8,747,054
Borrowings (repayments) under notes payable	(2,466,406)	(392,515)	(1,823,817)
Member contributions of deconsolidated variable interest entities	-	942,000	-
Member distributions of deconsolidated variable interest entities	-	(3,216,009)	-
Noncontrolling interest contributions	-	2,625,000	-
Noncontrolling interest distributions	(574,607)	(1,663,211)	-
Member contributions	-	-	3,389,000
Member distributions	(2,931,558)	(665,935)	(5,075,921)
Net changes in financing activities	175,882,900	351,477,533	(327,492,390)
CHANGES IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	13,199,878	5,719,064	9,244,295
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF YEAR	35,644,229	29,925,165	20,680,870
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF YEAR	$ 48,844,107	$ 35,644,229	$ 29,925,165
SUPPLEMENTAL DISCLOSURE OF CASH ACTIVITIES			
Cash paid for interest	$ 78,913,716	$ 64,436,534	$ 69,074,826
SUPPLEMENTAL DISCLOSURES OF NON-CASH OPERATING, INVESTING AND FINANCING ACTIVITIES			
The Company retained mortgage servicing rights in connection with loan sales.	$ 1,740,188	$ 404,827	$ 3,905,027
The Company recognized loans eligible for repurchase from GNMA and the related liability.	$ 2,950,354	$ 5,171,156	$ 22,609,094
Decrease in consolidated total assets resulting from the deconsolidation of variable interest entities.	$ 724,502	$ 143,279,802	$ -
Decrease in consolidated total liabilities resulting from the deconsolidation of variable interest entities.	$ 717,476	$ 142,661,338	$ -
Investment in affiliate recognized from the deconsolidation of variable interest entities.	$ 2,006,258	$ 2,811,557	$ -
Noncash transfers among mortgage loans held for sale, at fair value, mortgage loans held for investment, net, securities sold under agreements to repurchase and notes receivable, construction loans, net.	$ 172,440,857	$ 239,236,377	$ 52,281,207
The Company securitized mortgage loans into GNMA mortgage-backed securities and retained the securities.	$ -	$ -	$ 253,670,743
Noncash transfer of mortgage loans held for investment in securitized trusts in connection with Series 2023-1.	$ -	$ -	$ 484,951,715

The accompanying notes are an integral part of these consolidated financial statements.

9

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 10    Note 1 – Organization and Summary of Significant Accounting Policies    Organization  Warp Speed Holdings LLC (Warp) was incorporated in the State of Wyoming and operates as a holding  company that owns interest in multiple operating subsidiaries and affiliated entities primarily engaged  in mortgage lending and related financial services.     Warp, together with its consolidated subsidiaries, is referred to herein as the “Company”.    The Company  conducts  its  activities  through  a  combination  of  operating  subsidiaries  and  holding  entities. These activities include residential mortgage lending, title/escrow, insurance services, staffing  and outsourcing services, and investments in mortgage lending entities.     The Company’s subsidiaries and affiliated entities include:      Calcon  Mutual  Mortgage  LLC  dba  OneTrust  Home  Loans  (Calcon),  a  wholly  owned  independent mortgage  lender  that  originates  residential mortgage  loans  through  retail  and  wholesale production branches and various affiliates, which originate construction  loans and  residential mortgages in numerous states. Calcon is approved as a Title II, non‐supervised direct  endorsement mortgagee with the United States Department of Housing and Urban Development  (HUD).  In  addition, Calcon  is  an  approved  issuer with  the Government National Mortgage  Association  (GNMA),  as well  as  an  approved  seller  and  servicer with  the  Federal National  Mortgage Association (FNMA) and Federal Home Loan Mortgage Corporation (FHLMC).   Calcon Mutual Mortgage  2023‐1,  a Delaware  statutory  trust  formed  in  connection with  the  Company’s private label securitization completed in December 14, 2023. The issuing entity holds  a pool of residential mortgage loans and issued multiple classes of notes and certificates secured  by the underlying collateral. The Company accounts for the securitization as secured borrowings  and consolidates the securitization structure. Accordingly, the underlying mortgage loans remain  recognized in the consolidated balance sheets and the notes and certificates held by investors are  recognized as securitized mortgage trust liabilities.    Click2Bind Insurance Services LLC, an 85% owned insurance agency, that assists individuals and  businesses  in obtaining  insurance coverage by acting as an  intermediary between clients and  insurance carriers.    OneTrust International LLC, a wholly owned staffing and outsourcing services company  that  provides operational and administrative support services to affiliated entities.    Empower Title LLC, a 65% owned subsidiary, that provides title, escrow, insurance, and closing  services.

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 11     OTHLJV20 LLC (JV20), a wholly owned intermediate holding company. JV20 holds ownership  interest  in  several mortgage  lending  entities,  including Basis Home Loans LLC, Wagon Hill  Home  Loans  LLC  and  Schumacher  Mortgage  LLC  (each  a  50%  owned  equity  method  investment), as well as Partner Home Loans LLC , and Team One Home Loans LLC (each 100%  owned  and  consolidated).  These  entities  are  primarily  engaged  in  originating  and  selling  residential mortgage loans and construction loans through retail origination channels.    OTHLJV‐C‐25 LLC (JVC25), a wholly owned intermediate holding company of Calcon, formed  during the year ended December 31, 2025. Through its wholly owned subsidiary, Calcon, Warp  holds a 45% ownership interest in Bluebird Home Loans LLC (Bluebird). Calcon has determined  that it is the primary beneficiary of Bluebird and therefore consolidates Bluebird as a variable  interest entity (VIE). As a result, Bluebird is included in the Company’s consolidated financial  statements. Bluebird is primarily engaged in the business of originating and selling residential  mortgage loans through its retail origination channel.    OTHLJV‐NC‐25  LLC  (JVNC25),  a wholly  owned  intermediate  holding  company  of Calcon,  formed during the year ended December 31, 2025. JVNC25 holds ownership interest in LoanSky  Mortgage LLC (LoanSky), HQ Mortgage LLC (HQ), and M2B Mortgage LLC (M2B) (each a 50%  owned equity method investment). LoanSky, HQ and M2B are primarily engaged in the business  of originating and selling residential mortgage  loans and construction  loans  through  its retail  origination channels.    Grind Analytics LLC, a business intelligence and data consulting firm that is 45% owned by Warp  and is accounted for under the equity method. As of December 31, 2025, Grind Analytics LLC  had no equity and no significant operating activity.     Unless otherwise noted, the Company’s ownership interests in subsidiaries and affiliated entities are held  indirectly through one or more wholly owned subsidiaries.     Ownership interest in mortgage lending entities are accounted for either as consolidated subsidiaries or  under the equity method, depending on the Company’s assessment of control, governance rights, and  economic exposure.    Reorganization and Ownership Structure   During the year ended December 31, 2025, the Company completed a reorganization involving certain  affiliated entities under common control to align ownership, governance and capitalization structures.  As part of the reorganization, equity interests in certain mortgage lending entities were contributed to  JVC25  and  JVNC25  through  non‐cash  contributions  from  affiliates  under  common  control.  These  transfers were accounted for as transaction between entities under common control and were recorded  at historical carrying values. Accordingly, no gain or loss was recognized as a result of the reorganization.    In connection with the reorganization, the Company also centralized certain corporate and administrative  functions at Warp. As part of  this change, certain employees were  transferred  to Warp and provide  services  to subsidiaries pursuant  to  intercompany service arrangements.  In addition, during 2025  the  Company centralized certain gestation and warehouse lending activities at Warp.

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 12    As part of this centralization, certain gestation related collateral interests, and $5,000,000 of cash, were  distributed  from Calcon  to Warp. Because  the  transfer occurred between consolidated entities under  common control, it was eliminated in consolidation and did not affect the Company’s consolidated results  of operations. Warp also entered into master mortgage loan repurchase facilities and related agreements  in  its  own  name  to  support  gestation  lending  activities  and  provide warehouse  funding  to  certain  subsidiaries and equity method affiliates.    The  reorganization  and  centralization  activities  were  undertaken  to  simplify  the  Company’s  legal  structure,  improve  alignment  of  ownership  and  operational  responsibilities,  and  centralize  certain  lending  and  administrative  activities.  These  changes  did  not  result  in  a  change  in  the  Company’s  consolidated  financial position,  results  of  operations,  or  cash  flows  other  than  the presentation  and  classification of balances among consolidated entities.    Principles of Consolidation  The consolidated financial statements include the accounts of Warp and its wholly owned and majority  owned subsidiaries. All material intercompany transactions have been eliminated in consolidation. The  Company  also  consolidated  variable  interest  entities  for  which  a  subsidiary  of  the  Company  is  determined  to be  the primary beneficiary. See  the Variable  Interest Entities note below  for additional  information.     Basis of Presentation   The  accompanying  consolidated  financial  statements  have  been  prepared  on  the  accrual  basis  of  accounting in conformity with accounting principles generally accepted in the United States of America  (GAAP)  as  codified  in  the  Financial  Accounting  Standards  Board’s  (FASB)  Accounting  Standards  Codification  (ASC). The  2024  and  2023  financial  information  is unaudited  and has been prepared by  management.     Use of Estimates  The preparation of consolidated financial statements in conformity with GAAP requires management to  make estimates and assumptions that affect the amounts reported in the consolidated financial statements  and the accompanying notes. Significant estimates include, among others, the allowance for credit losses,  the  valuation  of mortgage  servicing  rights,  the  valuation  of  derivatives  and  hedging  effectiveness  assessments, fair value measurements and disclosures, and the accounting for securitization structures  and related financing arrangements. Actual results could differ from those estimates.    Variable Interest Entities  VIEs are defined as entities  in which equity  investors do not have  the characteristics of a controlling  financial  interest or do not have sufficient equity at risk for  the entity to finance  its activities without  additional subordinated financial support from other parties. A VIE is required to be consolidated only  by its primary beneficiary, which is defined as the party who has the power to direct the activities of a  VIE that most significantly impact its economic performance and who has the obligation to absorb losses  or the right to receive benefits from the VIE that could be potentially significant to the VIE.

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 13    To assess whether the Company has the power to direct the activities of a VIE that most significantly  impact  the  VIE’s  economic  performance,  the  Company  considers  all  the  facts  and  circumstances,  including  its role  in establishing  the VIE and  its ongoing  rights and  responsibilities. This assessment  includes, first, identifying the activities that most significantly impact the VIE’s economic performance;  and  second,  identifying which party,  if  any, has power over  those  activities. To  assess whether  the  Company has the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that  could potentially be significant to the VIE, the Company considers all of its economic interests and applies  judgment in determining whether these interests, in the aggregate, are considered potentially significant  to the VIE.    During  the year ended December 31, 2024, Calcon deconsolidated Schumacher Mortgage LLC, Basis  Home Loans LLC and JV20 after determining it was no longer the primary beneficiary of these entities.  Although Calcon continues to be involved with these entities, it no longer has the power to direct the  activities that most significantly impact their economic performance. Accordingly, another party is now  considered the primary beneficiary to these entities. As a result of the deconsolidation, Calcon removed  approximately $143,280,000 in assets and $142,661,000 in liabilities from their consolidated balance sheets.  No gain or loss was recognized in connection with the deconsolidation. This transaction is presented as  a non‐cash activity in the supplemental disclosures on the consolidated statements of cash flows.    Following  the deconsolidation, Calcon retained ownership  interests  in  these entities and accounts  for  such investments as equity method affiliates.     Also during the year ended December 31, 2024, Calcon identified and began consolidating two newly  formed  entities, M2B  and  LoanSky,  which  qualified  as  VIEs.  Calcon  concluded  it  is  the  primary  beneficiary of these entities in accordance with ASC 810, Consolidation and has included their financial  position and results of operations in the consolidated financial statements.    During the year ended December 31, 2025, Calcon again reassessed its involvement with certain affiliated  entities previously consolidated under the VIE model and determined that it was no longer the primary  beneficiary of LoanSky, HQ, M2B, Team One Home Loans LLC and Partner Home Loans LLC. Although  Calcon retains ongoing involvement with these entities, it no longer has the power to direct the activities  that  most  significantly  impact  their  economic  performance.  Accordingly,  these  entities  were  deconsolidated and LoanSky, HQ and M2B are accounted for under the equity method beginning on the  dates of deconsolidation. TeamOne Home Loans LLC and Partner Home Loans LLC are 100% owned by  Warp. No gain or loss was recognized in connection with the deconsolidation.    During  2023,  the Company  completed  a  private  label  securitization  (Series  2023‐1)  through Calcon  Mutual Mortgage 2023‐1 formed in connection with the transaction. The Company determined Calcon  Mutual Mortgage 2023‐1 is a VIE and that the Company is the primary beneficiary. Accordingly, Calcon  Mutual Mortgage  2023‐1  is  included  in  the  Company’s  consolidated  financial  statements.  Related  disclosures  are  included  in Note  16  –  Securities  Financing Arrangement  and Note  17  –  Securitized  Mortgage Trust Liabilities.

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 14    As of December 31, 2025, the Company consolidates as VIEs, Bluebird and Calcon Mutual Mortgage 2023‐ 1.     The Company performs on‐going reassessments of (1) whether entities previously evaluated under the  majority voting‐interest framework have become VIEs, based on certain events, and therefore become  subject  to  the VIE consolidation  framework; and  (2) whether changes  in  the  facts and circumstances  regarding the Company’s involvement with a VIE cause the Company’s consolidation determination to  change.    Investment in Affiliates  The Company applies the equity method of accounting to investments when it has significant influence,  but not controlling interest, in the investee. Judgment regarding the level of influence over each equity  method investment includes considering key factors such as ownership interest, representation on the  board of directors, participation in policy making decisions and material intercompany transactions.    The Company’s equity method investments without readily determinable fair values are measured at  cost and subsequently adjusted to reflect the Company’s proportionate share of net earnings or losses,  plus contributions and less distributions received for each entity. Distributions received are classified on  the consolidated statements of cash flows using the cumulative approach.    During 2025 and 2024, the Company reassessed its involvement with certain affiliated mortgage lending  entities previously consolidated under the VIE model. Following deconsolidation, these investments each  represent 50% ownership and are now accounted for using the equity method.    For the years ended December 31, 2025, 2024 and 2023, the Company recognized $4,415,547, $554,155 and  $0,  respectively,  in  income  from  equity  method  investments,  which  is  included  in  income  from  investment in affiliates on the consolidated statements of operations.    Fair Value Measurements  Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly  transaction  between market  participants  at  the measurement  date.  Fair  value  is  a market‐based  measurement, which requires valuation  techniques and  inputs  that reflect the assumptions market  participants would use to price an asset or liability. To the extent possible, the Company maximizes  available market data (observable inputs) during fair value measurements. When observable inputs  are  unavailable,  the  Company’s  fair  value  measurements  use  valuation  techniques  and  inputs  developed using the best information available (unobservable inputs).    Inputs used to measure fair value are categorized into three hierarchy levels defined as follows:    Level 1 –  Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities that  the Company can access at the measurement date.    Level 2 –   Inputs other than the quoted prices in active markets that are observable either directly or  indirectly.

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 15    Level 3 –   Inputs are unobservable for the asset or liability.    Fair value measurements are  classified as Level 1, Level 2 or Level 3 based upon  the category of  measurement  inputs. When  inputs  are  categorized  within  different  levels  of  the  hierarchy,  the  measurement is classified based upon the lowest level input that is significant to the measurement.    The Company believes its fair value measurement methods are appropriate and consistent with other  market  participants  at  the measurement  date. However,  changes  to  the  significant  unobservable  inputs or assumptions used in the valuation techniques for the Company’s fair value measurements  classified as Level 3 may result in materially different estimates.    A description of the Company’s valuation techniques for items measured at fair value on a recurring  basis is as follows:    Mortgage Loans Held for Sale, at Fair Value (MLHS) – The fair value of MLHS is based on a best execution  pricing model. Observable  inputs  used  in  the model  include  outstanding  investor  commitments,  quoted prices, or market data for a similar asset, which is adjusted for the specific attributes of that  loan. MLHS valued using the model are therefore classified as Level 2 within the fair value hierarchy.    Securities Sold Under Agreements to Repurchase, at Fair Value — The fair value of securities sold under  agreements to repurchase is based on Level 2 inputs and is determined, when possible, using either  quoted secondary‐market prices or investor commitments. If no such quoted price exists, the fair value  of a loan in the security is determined using quoted prices for a similar asset or assets, adjusted for the  specific attributes of that loan, which would be used by other market participants.    Interest Rate Lock Commitments (IRLCs) — The fair value of IRLCs is based on a best execution pricing  model. Observable  inputs used  in  the model  include  quoted prices,  or market data  for  a  similar  instrument, which is adjusted for the specific attributes of that IRLC. The fair value of best effort IRLCs  is based on investor commitments. The model uses significant unobservable inputs, such as estimated  costs  to  originate  the  loans  and  the probability  that  the  commitment will  be  exercised  (the pull‐ through rate), among others, thus IRLCs are classified as Level 3 within the fair value hierarchy.    Interest Rate  Swap  Futures — The Company’s  interest  rate  swap  futures  are  valued using  quoted  settlement prices published  by  the Chicago Board  of Trade. These  instruments  are  standardized,  exchange‐traded interest rate futures and swap future contracts with active and observable markets.  As such, they are measured using Level 1 inputs under the fair value hierarchy.    Mortgage Servicing Rights, at Fair Value (MSRs) – The fair value of MSRs is based on a valuation model  that  calculates  the  present  value  of  future  servicing  cash  flows.  The  model  uses  significant  unobservable  inputs, such as discounts rates and annual prepayments speeds, among others,  thus  MSRs are classified as Level 3 within the fair value hierarchy.

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 16    Cash, Cash Equivalents and Restricted Cash  The Company considers cash and temporary investments with original maturities of three months or less,  to be cash and cash equivalents. The Company typically maintains cash in financial institutions more than  the Federal Deposit Insurance Corporation limits. The Company evaluates the creditworthiness of these  financial institutions in determining the risk associated with these cash balances. Restricted cash includes  certain cash balances that are restricted under the terms of its financing arrangements and amounts held  in a margin account in connection with the Company’s swap agreements. These funds serve as collateral  required by the clearing broker and are not available for general corporate purposes. The balance in the  margin account fluctuates based on the fair value of the underlying derivatives and associated margin  requirements.     The following summarizes the Company’s cash, cash equivalents and restricted cash at December 31:      Escrow Cash  The Company maintains escrow accounts  in  trust  for  funds held on behalf of borrowers  for  taxes,  property insurance, interest and principal buydowns on construction loans, and mortgage insurance  premiums, which are included in escrow cash on the consolidated balance sheets.    Mortgage Loans Held for Sale, at Fair Value  Residential MLHS are loans originated as held for sale that are expected to be sold into the secondary  market and  loans  that have been previously  sold and  repurchased  from  investors  that management  intends to resell into the secondary market, which are recorded at fair value. The Company estimates fair  value based on best execution pricing and outstanding commitments, calculated on an individual and  aggregate loan basis. Changes in the fair value of MLHS are recognized on the consolidated statements  of operations and are included in gain on sale of mortgage loans held for sale, net of direct costs. The fair  value of MLHS covered by investor commitments is based on commitment prices while the fair value for  uncommitted loans is based on current delivery prices, adjusted for specific attributes of the loans. From  time to time, the Company will originate mortgage loans that are stated at the lower of cost or fair value.  MLHS are considered sold when the Company surrenders control over the financial assets. Control is  considered to have been surrendered when the transferred assets have been isolated from the Company,  beyond the reach of the Company and its creditors; the purchaser obtains the right (free of conditions that  constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and the  Company does not maintain effective control over the transferred assets through an agreement that both  entitles and obligates the Company to repurchase or redeem the transferred assets before their maturity.  The Company typically considers the above criteria to have been met upon acceptance and receipt of  sales proceeds from the purchaser.        2025 2024 (Audited) (Unaudited) Cash and cash equivalents 39,194,767$        23,975,216$        Restricted cash 9,649,340           11,669,013          Total cash, cash equivalents and restricted cash on the consolidated statements of cash flows 48,844,107$        35,644,229$

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 17    Mortgage Loans Held for Investment, Net  Mortgage loans held for investment, net (MLHI) for which management has the intent and ability to hold  for  the  foreseeable  future,  or until maturity  or pay  off,  are  carried  at  amortized  cost,  reduced  by  a  valuation allowance for estimated credit losses, when applicable. Amortized cost is the principal balance  outstanding, net of purchase premiums and discounts and deferred fees and costs. Loan origination fees,  net of certain direct origination costs, are deferred and recognized in interest income using methods that  approximate  a  level  yield  without  anticipating  prepayments.  The  accrual  of  interest  is  generally  discontinued when a loan becomes 90 days past due and is not well collateralized and in the process of  collection,  or when management  believes,  after  considering  economic  and  business  conditions  and  collection efforts, that the principal or interest will not be collectible in the normal course of business. Past  due status is based on contractual terms of the loan. A loan is considered to be past due when a scheduled  payment has not been received 30 days after the contractual due date. All accrued interest is reversed  against interest income when a loan is placed on nonaccrual status. Interest received on such loans is  accounted for using the cost‐recovery method, until qualifying for return to accrual. Mortgage loans are  returned  to accrual status when all  the principal and  interest amounts contractually due are brought  current,  there  is a  sustained period of  repayment performance, and  future payments are  reasonably  assured. The valuation allowance for estimated credit losses for MLHI considers specific non‐performing  loans, based on a  loan‐level analysis of current collateral values, estimated sales proceeds and selling  costs. At December 31, 2025 and 2024, no allowance has been established, as management has determined  the MLHI are fully collectible.    Notes Receivable, Construction Loans, Net  Notes receivable, construction  loans, net consist of  two‐time construction  loans and  land/lots  that are  recorded at the amount of unpaid principal, reduced by the undisbursed portion of construction loans in  process, net of discounts and deferred fees, costs and the allowance for credit losses, as applicable. At the  completion of  the construction phases of  the home,  the Company will provide permanent mortgage  financing and transfer over to MLHS or securities sold under agreements to repurchase.    Real Estate Owned  Real estate owned (REO) is initially recorded at the estimated fair value of the property, less estimated  selling costs at the date of foreclosure on the delinquent mortgage loans, which becomes the new cost  basis in the REO. The initial fair value of REO is determined using observable market data, including  recent real estate appraisals and broker price opinions. Any cost in excess of the fair value at the time  of acquisition is accounted for as a loan‐charge off and deducted from the allowance for credit losses.  After initial measurement, REO is carried at the lower of carrying amount or fair value. A valuation  allowance is established for any subsequent declines in value through charge to earnings. Valuations  are periodically assessed by  the Company whenever events or circumstances  indicate  the carrying  amount of the assets may exceed their fair value. No allowance for credit losses has been recorded as  of December 31, 2025 and 2024, as management has determined that all amounts are fully recoverable.    Mortgage‐Backed Securities, at Amortized Cost  The  Company  holds  mortgage‐backed  securities,  including  GNMA  mortgage  pass‐through  certificates (GNMA Securities), that are carried at amortized cost. Interest income is recognized based  on  the  contractual pass‐through  rate  and  the outstanding principal  balance  of  the  securities. The  Company evaluates  these securities  for expected credit  losses and  records an allowance  for credit  losses, as applicable.

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 18    Servicing Advances   Servicing  advances  represent  the  contractually  required  advances  the Company makes on behalf of  borrowers and investors. Servicing advances may include advances of scheduled principal and interest  amounts due to the beneficial interest holders on delinquent loans, property taxes, insurance premiums  and other out‐of‐pocket costs. Servicing advances are made in compliance with the Company’s servicing  agreements and are generally  recoverable upon collection of  future borrower payments,  sale of  loan  collateral, reimbursement by investors, or mortgage insurance claims. The Company periodically reviews  servicing advances  for collectability and establishes a valuation allowance  for estimated uncollectible  amounts. No  allowance  has  been  recorded  as  of December  31,  2025  and  2024,  as management  has  determined that all amounts are fully collectible.    Derivative Instruments – Interest Rate Lock Commitments  The Company enters into IRLCs and from time to time options, forward sale commitments, and to‐be‐  announced mortgage‐backed  securities which are  considered derivative  financial  instruments. These  items are accounted for as free‐standing derivatives and are included in the consolidated balance sheets  at fair value. The Company treats its derivative instruments as economic hedges; therefore, none of its  derivative instruments qualify for designation as accounting hedges.    The Company extends IRLCs to originate residential mortgage loans at specified terms, including interest  rates and expiration dates, to prospective borrowers who have applied for a loan and meet certain credit  and  underwriting  criteria. Changes  to  the  fair  value  of  IRLCs  are  recognized  based  on  changes  in  mortgage  interest  rates,  changes  in  the pull‐through  rate, and  the passage of  time. Additionally,  the  expected net future cash flows related to the associated servicing of the loan and direct costs to originate  the loan are included in the fair value measurement of IRLCs. Estimated costs to originate include loan  officer commissions and estimated payroll tax. The pull‐through rate is based on estimated changes in  market conditions,  loan stage, and actual borrower behavior using historical analysis. The Company  obtains an analysis from a third‐party monthly to assess the reasonableness of the pull‐through estimate.    Derivative Instruments – Cash Flow Hedges  The Company designates certain derivatives as cash flow hedges in accordance with ASC 815, Derivatives  and Hedging, when they are used to manage exposure to variability in cash flows related to forecasted  transactions on its variable rate loans and variable rate debt facilities. These designated derivatives consist  of  exchange‐traded  interest  rate  futures  and  swap  future  contracts  with  notional  amounts  that  approximate the principal balances of the related loans and borrowings. These instruments are intended  to mitigate the risk associated with changes in interest rates on both (i) variable rate loans held by the  Company and (ii) interest payments on the Company’s variable rate debt facilities.    Because these contracts are exchanged traded centrally cleared, they are subject to daily mark to market  settlement through variation margin and are held with a futures commission merchant. The Company is  required to maintain margin deposits with the clearing broker, and the contracts are settled daily based  on changes in market value.

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 19    The Company assesses the effectiveness of each designated hedging relationship on a periodic basis using  an internal analysis and measures any ineffectiveness using the change in variable cash flows method,  which compares cumulative changes in cash flows of the hedging instruments to those of the hedged  item.     For these designated cash flow hedges, the effective portions of the derivatives’ unrealized gains or losses  are recorded as a component of other comprehensive income (OCI) and reclassified into earnings in the  same period or periods during which the hedged forecasted cash flows affect earnings. As of December  31, 2025 and 2024, the net amounts recorded in accumulated other comprehensive income related to cash  flow hedges were ($305,193) and $6,695,937, respectively.     During the years ended December 31, 2025 and 2024, the Company reclassified $243,715 and $441,854,  respectively, from OCI into earnings, primarily in interest income and interest expense, consistent with  the hedged forecasted cash flows. This amount includes scheduled reclassifications related to hedges of  variable  rate  loan  interest  receipts which  are  netted with  debt  related  interest  payments,  including  amounts associated with a hedge entered into and settled during the years ended December 31, 2025 and  2024.     In addition, during the year ended December 31, 2025, due to the sale of a portion of its variable rate loan  portfolio, the Company accelerated the reclassification of $3,555,160 from OCI into earnings related to the  associated hedged forecasted cash flows that will no longer occur. The Company expects to reclassify  $104,587 from accumulated OCI into earnings within the next 12 months.    Ginnie Mae Loans Subject to Repurchase Right  The Company has the right to repurchase any individual loans serviced on behalf of GNMA when the  loan has three or more consecutive delinquent payments. Once the Company has the unilateral right to  repurchase a delinquent loan, it has effectively regained control over the loan and recognizes these rights  to the loan on the consolidated balance sheets and establishes a corresponding liability regardless of the  Company’s intention to repurchase the loan.     The  Company  repurchased  approximately  $4,800,000  and  $6,286,000  of  delinquent  loans  subject  to  repurchase during the years ended December 31, 2025 and 2024, respectively, with the intent to modify  their terms and include the loans in new GNMA pools or sell the loans in the scratch and dent market.

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 20    Goodwill  Goodwill is initially recorded as the excess of the purchase price over the fair value of net assets acquired  and  liabilities  assumed  in  a  business  combination  and  subsequently  evaluated  for  impairment. The  Company has  recorded  goodwill  in  connection with  a  business  acquisition.  In  accordance with  the  requirements of FASB ASC 350‐20, Intangibles – Goodwill and Other, the Company performs a goodwill  impairment triggering event evaluation at the entity level as of the end of each reporting period. When a  triggering  event  occurs,  the  Company  first  assesses  qualitative  factors  to  determine  whether  the  quantitative impairment test is necessary. If that qualitative assessment indicates that it is more likely  than not that goodwill is impaired, the Company performs the quantitative test to compare the entity’s  fair value with the carrying amount, including goodwill. If the qualitative assessment indicates that it is  not more  likely  than  not  that  goodwill  is  impaired,  further  testing  is  unnecessary.  The  goodwill  impairment loss, if any, represents the excess of the carrying amount of the entity over the fair value. No  triggering events occurred as of December 31, 2025, 2024 and 2023 that required goodwill impairment  testing and, accordingly, no impairment loss was recorded for the years ended December 31, 2025, 2024  and 2023.    Property and Equipment, Net  Property  and  equipment  is  recorded  at  cost  and depreciated or  amortized using  the  straight‐line  method over the estimated useful lives of the assets.     Leases  The Company evaluates whether an arrangement is or contains a lease at inception, which is defined as  the date the terms of the contract are agreed upon and enforceable rights and obligations are established.  Further, the Company considers whether service arrangements include the right to control the use of an  identifiable asset.    If  an  arrangement  qualifies  as  a  lease,  the  Company  recognizes  a  right‐of‐use  (ROU)  asset  and  a  corresponding lease liability on their consolidated balance sheets, measured at the present value of lease  payments over the expected lease term. This excludes leases with initial terms of 12 months or less, which  are accounted for as short‐term leases. In the absence of a readily determinable implicit interest rate, the  Company uses a  risk‐free discount  rate  to  calculate  the present value of  lease payments. The  initial  measurement of ROU assets equals the related lease liabilities, adjusted for any lease incentives received.    The Company enters leases in the ordinary course of business, primarily corporate offices, other office  facilities  and  equipment.  Leases  are  classified  as  either  operating  or  finance  leases  at  the  lease  commencement  date,  with  classification  determining  the  pattern  of  expense  recognition  in  the  consolidated  statements  of  operations.  For  the  years  ended December  31,  2025,  2024,  and  2023  the  Company does not have material finance leases.    The Company’s  leases  generally  include  a  non‐lease  component  representing  additional  services  transferred to the Company. The Company has made an account policy election to account for lease  and non‐lease components in its contracts as a single lease component for all asset classes.    Operating lease cost, which is comprised of amortization of the operating lease ROU asset and the interest  accreted on the lease liability, is recognized on a straight‐line basis over the lease term and is recorded in  occupancy, equipment and  communication on  the  consolidated  statements of operations. Short‐term  lease costs represent payments for leases with a term of 12 months or less.

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 21    Mortgage Servicing Rights  MSRs are recognized as assets on the consolidated balance sheets when mortgage loans are sold, and the  associated  servicing  rights are  retained. The Company  records MSRs using  the  fair value option. To  determine the fair value of the servicing right when created, the Company uses a valuation model that  calculates  the present value of  future cash  flows. The valuation model  incorporates assumptions  that  market  participants  would  use  in  estimating  future  net  servicing  income,  including  estimates  of  contractual service fees, ancillary income and late fees, the cost of servicing, the discount rate, float value,  the inflation rate, estimated prepayment speeds, and default rates. The credit quality and stated interest  rates of the loans underlying the MSRs affect the assumptions used in the cash flow models. MSRs are  not actively traded in open markets; accordingly, considerable judgment is required to estimate their fair  value, and changes in these estimates could materially change the estimated fair value. The Company  obtains a valuation from a third‐party on a monthly basis to support the reasonableness of the fair value  estimate generated by the Company’s internal model.    Reserve For Repurchases and Indemnifications  In  the ordinary course of business,  the Company has exposure  to  liabilities with respect  to certain  representations and warranties to investors who purchase mortgage loans the Company originates.  The Company may be obligated to repurchase mortgage loans, or indemnify the purchaser for losses  incurred, if there has been a breach of representations and warranties, or in the case of early payment  defaults.  The  estimation  of  the  liability  for  probable  losses  related  to  the  repurchase  and  indemnification obligation considers an estimate of probable  future repurchase or  indemnification  obligations  from  breaches  of  representations  and  warranties.  The  liability  related  to  specific  non‐ performing loans is based on a loan‐level analysis considering the current collateral value, estimated sales  proceeds  and  selling  costs.  The  liability  related  to  probable  future  repurchase  or  indemnification  obligations considers the amount of unresolved repurchase and indemnification requests, as well as an  estimate of future repurchase demands. Future repurchase demands are estimated based upon recent  and  historical  repurchase  and  indemnification  experience,  as well  as  the  success  rate  in  appealing  repurchase requests and an estimated loss severity, based on current loss rates for similar loans.     The Company also has exposure to early payment defaults (EPD) and/or early payoff fees (EPO). When  the Company sells a loan to an investor and the loan either pays off or goes into default within a certain  timeframe, the Company could be exposed to EPD and/or EPO fees in accordance with each investor’s  contract. In addition, in the event of an EPD, the Company is contractually obligated to refund certain  premiums paid by  investors who purchased  the related  loan. The Company reserves  these fees by  estimating EPD and EPO fees based on prior loan activity and current loan origination volume.     Because of the uncertainty in the various estimates underlying the loan indemnification reserve, there  is a range of losses in excess of the recorded loan indemnification reserve that is reasonably possible.  The estimate of the range of possible losses for representations and warranties does not represent a  probable  loss  and  is  based  on  current  available  information,  significant  judgment,  and  several  assumptions that are subject to change.

WARP SPEED HOLDINGS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The activity in the reserve for repurchases and indemnifications for MLHS is as follows for the years ended December 31:

	2025 (Audited)	2024 (Unaudited)	2023 (Unaudited)
Balance, beginning of year	$ 2,028,952	$ 2,068,101	$ 2,000,000
Provision for loan losses	605,386	611,551	312,537
EPO/EPD losses	(615,576)	(541,418)	-
Balance, end of year	$ 2,018,762	$ 2,028,952	$ 2,068,101

Mortgage Loans Held for Investment in Securitized Trusts

Mortgage loans held in securitized mortgage trusts include $486,603,794 and $531,889,825 of loans at December 31, 2025 and 2024, respectively. The loans relate to the Company's Series 2023-1, which closed on December 14, 2023.

The underlying mortgage loans associated with Series 2023-1 remain recognized in the consolidated balance sheets within mortgage loans held for investment in securitized trusts, and the notes and certificates held by investors are recognized within securitized mortgage trust liabilities. The Company records interest income on the mortgage loans held for investment in securitized trusts and interest expense on the securitized mortgage trust liabilities in the consolidated statements of operations. Mortgage loans held for investment in securitized trusts are carried at amortized cost, net of a valuation allowance for estimated credit losses, if applicable.

The Company evaluates mortgage loans held for investment in securitized trusts for expected credit losses. The allowance for credit losses, if any, is recorded as a valuation allowance that reduces the loans' amortized cost basis. No allowance for credit losses has been recorded as of December 31, 2025 and 2024, as management has determined that all amounts are fully collectable.

Repurchase Agreements – Gestation Facilities

The Company enters into gestation repurchase facilities to finance mortgage loans prior to their sale. Under these agreements, the Company transfers legal title to the loans to the counterparty but retains the economic risks and rewards of ownership, including credit, interest rate, and prepayment risk.

These transactions do not meet the criteria for sale accounting under ASC 860, *Transfers and Servicing* and are accounted for as secured borrowings. As a result, the loans remain on the consolidated balance sheets and are presented as securities sold under agreements to repurchase, which reflects the Company's retained exposure to the underlying mortgage loans. Additional detail on these loans is provided in Note 4 – Securities Sold Under Agreements to Repurchase, at Amortized Cost and Note 5 – Securities Sold Under Agreements to Repurchase, at Fair Value, depending on the applicable measurement characteristic.

The corresponding borrowings are recorded as obligations under agreements to repurchase, as disclosed in Note 15. The difference between the carrying amount of the loans and the repurchase obligation represents the Company's retained interest in the transaction.

22

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 23    Interest expense on the repurchase lines is recognized in the consolidated statements of operations  and classified within  interest expense. These facilities are generally short‐term  in duration and are  repaid upon the sale or settlement of the underlying mortgage loans.    During the year ended December 31, 2025, certain gestation related collateral interests and the related  repurchase financing were transferred between entities within the consolidated group, as discussed  in Note 15 – Securities Sold Under Agreements to Repurchase and Repurchase Lines of Credit.    Revenue Recognition  Gain on sale of mortgage loans held for sale, net of direct costs  Gain on sale of mortgage loans held for sale, net of direct costs includes components related to the  sale of mortgage  loans,  such  as  (i)  the net gain on  sale of  loans, which  represents premiums  the  Company receives in excess of loan principal amounts and certain fees charged by investors upon sale  of loans into the secondary market; (ii) the changes in fair value of IRLCs, MLHS and securities sold  under agreements to repurchase, at fair value; (iii) the estimated gain on sale of loans, net recognized  for  IRLCs  issued;  (iv)  the gain or  loss  realized on options,  forward  sale  commitments, and  to‐be‐  announced mortgage‐backed securities and the associated pair‐offs,  if applicable; and (v) servicing  released premiums and the fair value of originated MSRs.     Loan origination fees, net of direct costs  Loan origination  fees generally  represent a  flat per‐loan  fee or a  fee based on a percentage of  the  original principal loan balance. Loan origination fee revenue is recognized at the time the mortgage  loans are funded. Loan origination expenses are charged to operations as incurred.    Builder forward commitments   The Company enters into forward sale commitments with certain building partners. Upon entering  into an agreement with the Company, the builder partner will forward non‐refundable upfront fees  which are recorded as deferred revenue on the consolidated balance sheets. When loans attributable  to the forward commitment are funded, revenue is recognized at an amount equal to an upfront fee  percentage, as defined by the agreement, multiplied by the notional loan amount, less any buydown  fees for loans subject to an agreement whereby buydown fees are included in the upfront fee paid to  the Company.    Loan servicing fees, net of direct costs  The Company earns fixed servicing fees for servicing mortgage loans on behalf of various investors.  The servicing  fees are based on a contractual percentage of  the outstanding principal balance and  recognized as revenue as the related mortgage payments are received from borrowers. Loan servicing  expenses are charged to operations as incurred.    Valuation adjustments of MSRs   The Company  subsequently measures MSRs at  fair value. Unrealized gains or  losses  resulting  from  changes in the fair value of MSRs are recorded in valuation adjustment and deletions of MSRs on the  consolidated statements of operations.

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 24    Interest income  Interest income includes interest earned from the unpaid principal balance of MLHS, MLHI, GNMA  Securities and other interest‐bearing assets. The accrual of interest is generally suspended when a loan  becomes 90 days past due, at which time the MLHS and MLHI is put on nonaccrual status.     Interest income also includes amounts reclassified from accumulated OCI related to designated cash  flow hedges of forecasted interest receipts. See Note 1 ‐ Derivative Instruments – Cash Flow Hedges  for additional information on hedge reclassifications.     Interest expense  Interest  expense  includes  interest  incurred  on  the Company’s  financing  arrangements,  including  financing facilities, repurchase lines of credit, the Company’s Securities Financing Arrangement and  other interest bearing obligations.    Interest income on securitized mortgage loans  Interest income on the Company’s mortgage loans held for investment in securitized trusts is accrued  based on the loans contractual interest rate and the outstanding principal balances of the loans.    Interest expense on securitized mortgage loans   Interest expense on the Company’s securitized mortgage trust liabilities is accrued based on the actual  coupon rate and the outstanding principal balance of such securities.     Title insurance premiums  Title insurance premiums, escrows fees, and other title related fees are recognized as revenue at the time  of the transaction’s closing, as the earnings process is then considered complete. Insurance premiums are  billed on a progressive  scale based on  the value of  the  insured home or underlying  real estate. The  Company’s revenue recognition of title insurance rates varies by state. Cash associated with such revenue  is typically collected at closing of the underlying real estate transaction.     Insurance commission and fees  The Company earns commission revenue from  insurance carriers for placing  insurance policies on  behalf  of  individuals  and  businesses.  Commission  revenue  is  generally  based  on  a  contractual  percentage of the premium written and is recognized at the point in time when the related insurance  policy becomes effective and the Company’s performance obligation has been satisfied. Commissions  related  to  policy  renewals  are  recognized when  the  renewal  policy  becomes  effective.  Insurance  commission revenue is recorded net of any chargebacks or estimated cancellations, as applicable.     Professional and administrative service revenue  The Company provides staffing, administrative, and outsourcing services to affiliated entities pursuant  to intercompany service arrangements. Fees charged under these arrangements are intended to recover  a portion of the costs incurred by the Company in providing such services. Revenue generated from these  intercompany arrangements is eliminated in consolidation.     Other income  Other income represents cash receipts not associated with the Company’s core lending activities.

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 25    Escrow and Fiduciary Funds   The Company maintains  segregated  bank  accounts  held  in  a  fiduciary  capacity,  including  servicer  custodial and escrow balances held for investors for mortgagors and title and closing escrow balances  held on behalf of customers. Because these funds are held for the benefit of others and are not the property  of the Company, they are excluded from the consolidated balance sheets. The balances of these accounts  amounted to $26,489,086 and $28,135,827 at December 31, 2025 and 2024, respectively.    Advertising and Marketing  Advertising  and  marketing  is  expensed  as  incurred  and  amounted  to  $3,719,216,  $3,464,237  and  $5,001,027  for  the years ended December 31, 2025, 2024 and 2023,  respectively, and  is  included  in  general and administrative on the consolidated statements of operations.    Income Taxes  The Company  is  organized  as  a  limited  liability  company  and,  together with  the majority  of  its  subsidiaries,  is  treated  as  a  partnership  for  federal  and  applicable  state  income  tax  purposes.  Accordingly, no federal income tax provision and state income taxes, to the extent possible, have been  recorded in the consolidated financial statements, as all items of income and expense generated by the  Company are reported on the members’ personal income tax returns.     One Trust International LLC, a wholly owned subsidiary of the Company, is taxed as a corporation  for income tax purposes under the laws of the Commonwealth of Puerto Rico. As a result, One Trust  International LLC is subject to income taxes at the entity level. Income tax expense, deferred tax assets,  and deferred tax liabilities related to One Trust International LLC were not material to the Company’s  consolidated  financial  statements  for  the  years  ended  December  31,  2025,  2024  and  2023.  The  Company has no federal or state tax examinations in process as of December 31, 2025.    Risks and Uncertainties  In  the normal  course of business,  companies  in  the mortgage banking  industry  encounter  certain  economic, liquidity and regulatory risks. Economic risk includes interest rate risk and credit risk.     Financing and liquidity risk  The  Company  utilizes  financing  arrangements  to  support  its  operations,  including  a  Securities  Financing  Arrangement  that  is  secured  by  certain  mortgage  related  assets,  including  GNMA  Securities and certain interests and related rights associated with the Company’s retained interest in  private  label  securities.  As  a  result,  a  significant  portion  of  the  Company’s  assets  are  pledged/encumbered.  These  arrangements  include  contractual  terms  and  provisions  that,  upon  occurrence of specified circumstances (including events of default and collateral related provisions),  may  require  additional  collateral,  repayment,  or  settlement.  The  Company’s  ability  to  meet  obligations and maintain adequate  liquidity depends  in part on continued access  to  financing and  compliance with the terms of its financing arrangements.     The  Securities  Financing  Arrangement  includes  provisions  ties  to  benchmark  rates  and/or  the  relationship between interest earned on the underlying collateral and the counterparty’s cost of funds,  which may adversely affect earnings and liquidity under certain market conditions.

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 26    In stressed market conditions, the liquidation of pledged assets on an accelerated basis could result in  proceeds  that differ  from  carrying  amounts due  to market  spreads, prevailing  interest  rates,  and  transaction  costs.  See  Note  16  –  Securities  Financing  Arrangement,  Note  7  – Mortgage‐Backed  Securities, at Amortized Cost, and Note 17 – Securitized Mortgage Trust Liabilities.     Interest rate risk   The Company’s MLHS,  IRLCs,  securities  sold under agreements  to  repurchase, at  fair value, and  MSRs  are  subject  to  interest  rate  risk.  In  a  rising  interest  rate  environment,  the  Company may  experience a decrease in loan origination, as well as decreases in the value of MLHS, securities sold  under agreements  to  repurchase, at  fair value and  IRLCs not  committed  to  investors, which may  negatively  impact the Company’s operations. Conversely,  in a declining interest rate environment,  the fair value of MSRs generally decreases due to an increase in loan prepayment activity.     The Company is also exposed to interest rate and spread risk through its GNMA Securities and private  label  securitization  retained  interests,  and  through  the  related  Securities  Financing Arrangement,  which includes provisions tied to benchmark rates and/or the relationship between interest earned on  the underlying securities and the counterparty’s cost of funds.     Regulatory risk  The Company is subject to comprehensive regulation under federal, state, and local laws in the United  States. These laws and regulations significantly affect how the Company operates and may increase  origination and servicing costs or limit the Company’s ability to expand product offerings or pursue  acquisitions.     Secondary market investors, state regulators, FNMA and FHLMC require the Company to maintain  specified  financial  covenants  and  adhere  to  ongoing  eligibility  standards.  Failure  to meet  these  requirements may result in a range of remedial actions against the Company, which could materially  and adversely impact its operations.    Economic risk  Existing economic conditions such as market volatility, geopolitical risks, inflation, and uncertainties  in the banking sector as well as residential real estate market conditions have and may continue to  materially and adversely affect the Company’s revenue and results of operations.

WARP SPEED HOLDINGS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Mortgage Loans Held for Sale, at Fair Value

The following summarizes MLHS at December 31:

	2025 (Audited)	2024 (Unaudited)
MLHS	$ 161,384,300	$ 163,620,243
Construction loans (1)	87,401,245	122,697,308
Undisbursed portion of construction loans in process	(49,273,184)	(70,625,100)
Fair value adjustment of MLHS	1,687,185	1,238,990
Fair value adjustment of construction loans	4,078,984	2,052,592
	$ 205,278,530	$ 218,984,033

(1) The Company provides construction financing to borrowers who are building homes on lots. The individual loans generally do not exceed 90% of the lot and building construction value and typically mature between nine to twelve months after inception, with extension periods available. At the completion of the home, the Company will provide permanent mortgage financing for the home. The construction loans in process are pledged against financing facilities with financial institutions (Note 14). Construction loans are initially recorded at the original note amount at the date of closing, net of an offsetting undrawn commitment balance. Subsequent draws reduce the undrawn commitment balance, thereby increasing the net carrying value of the construction loans.

Note 3 – Mortgage Loans Held for Investment, Net

The following summarizes MLHI at December 31:

	2025 (Audited)	2024 (Unaudited)
Residential real estate	$ 246,823,392	$ 278,778,862
Commercial real estate	5,560,500	6,644,000
Deferred costs, net	(8,726,182)	(3,740,839)
	$ 243,657,710	$ 281,682,023

The Company monitors the credit quality of its MLHI portfolio using various risk indicators, including loan performance status, risk ratings, and past due status. No allowance for credit loss has been established as the collateral value, net of estimated selling costs of the non-performing loans exceeds the amount recorded on the consolidated balance sheets.

27

WARP SPEED HOLDINGS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following summarizes the delinquency information of performing and non-performing loans by unpaid principal balance as of December 31:

	2025 (Audited)	2024 (Unaudited)
Performing:		
Current	$ 219,257,883	$ 268,368,248
30-59 days past due	18,783,812	2,028,531
60-89 days past due	3,039,669	2,445,501
Total performing loans	241,081,364	272,842,280
Non-performing:		
Greater than 90 days past due	6,540,925	11,103,805
In foreclosure	4,761,603	1,476,777
Total non-performing loans	11,302,528	12,580,582
	$ 252,383,892	$ 285,422,862

Note 4 – Securities Sold Under Agreements to Repurchase, at Amortized Cost

The following summarizes securities sold under agreements to repurchase, at amortized cost at December 31:

	2025 (Audited)	2024 (Unaudited)
Notional loan amount	$ 491,129,454	$ 271,195,542
Deferred costs, net	(3,613,111)	(2,648,665)
	$ 487,516,343	$ 268,546,877

Note 5 – Securities Sold Under Agreements to Repurchase, at Fair Value

The following summarizes securities sold under agreements to repurchase, at fair value at December 31:

	2025 (Audited)	2024 (Unaudited)
Notional loan amount	$ 151,241,614	$ 67,370,427
Fair value adjustment	1,644,906	756,987
	$ 152,886,520	$ 68,127,414

28

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 29    Note 6 – Notes Receivable, Construction Loans, Net    The following summarizes notes receivable, construction loans at December 31:      (1) The Company provides construction financing to borrowers who are building homes on lots. The  individual loans generally do not exceed 90% of the lot and building construction value and typically  mature between nine  to  twelve months after  inception, with  extension periods available. At  the  completion of the home, the Company will provide permanent mortgage financing for the home. The  construction loans in process are pledged against financing facilities with financial institutions (Note  14). Construction loans are initially recorded at the original note amount at the date of closing, net of  an offsetting undrawn commitment balance. Subsequent draws reduce the undrawn commitment  balance, thereby increasing the net carrying value of the construction loans. No allowance for credit  losses has been recorded as of December 31, 2025 and 2024, as management has determined that all  amounts are fully collectable.     Note 7 – Mortgage‐Backed Securities, at Amortized Cost    The Company holds GNMA Securities which are carried at amortized cost in the consolidated balance  sheets.  GNMA  Securities  totaled  $191,494,086  and  $217,648,252  at  December  31,  2025  and  2024,  respectively.  Interest  income  is  recognized  based  on  the  contractual  pass‐through  rate  and  the  outstanding  principal  balance  of  the GNMA  Securities.  Principal  repayments  are  recognized when  received. No  allowance  for  credit  losses  has  been  recorded  as  of December  31,  2025  and  2024,  as  management has determined that all amounts are fully collectable.    GNMA Securities are pledged as collateral under the Company’s Securities Financing Arrangement (see  Note 16 – Securities Financing Arrangement).        2025 2024 (Audited) (Unaudited) Notes receivable, construction loans 147,595,889$      120,819,826$      Land/lots (1) 16,507,074 20,624,163          Undisbursed portion of construction loans in process (1) (43,835,646)        (28,895,879)        Deferred costs, net (4,574,181)          (1,840,373)          115,693,136$      110,707,737$

WARP SPEED HOLDINGS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 – Derivative Instruments

The following summarizes derivative instruments at December 31:

	2025 (Audited)					2024 (Unaudited)				
		Fair Value		Notional Amount			Fair Value		Notional Amount	
Derivatives not Designated as Hedging Instruments										
IRLCs:										
Mandatory	$	2,409,462	$	73,720,000	(1)	$	1,241,656	$	69,661,000	(1)
Best effort	$	372,505	$	18,770,000	(1)	$	702,930	$	39,558,000	(1)
Derivatives Designated as Hedging Instruments										
Interest rate swap futures:										
Asset	$	-	$	-		$	3,216,750	$	250,000,000	
Liability	$	(3,853,870)	$	400,000,000		$	(12,595,950)	$	450,000,000	

(1) Pullthrough rate adjusted.

Interest Rate Lock Commitments

The Company's IRLCs are not designated as hedging instruments for accounting purposes; therefore, changes in fair value are recognized in current period earnings. Realized and unrealized gains and losses from the Company's non-designated derivative instruments are included in gain on sale of mortgage loans held for sale, net of direct costs on the consolidated statements of operations.

The notional amounts of MLHS not committed to investors amounted to approximately $48,985,000 and $92,821,000 at December 31, 2025 and 2024, respectively.

The key unobservable inputs used in determining the fair value of IRLCs are as follows for the years ended December 31:

	2025 (Audited)	2024 (Unaudited)	2023 (Unaudited)
Pull-through rates	87.04%	88.53%	86.62%
Costs to originate	0.84%	1.69%	1.39%

Interest Rate Swap Future Contracts

During the year ended December 31, 2025 and 2024, the Company entered into exchange-traded interest rate swap futures contracts on the Chicago Board of Trade to hedge exposure to interest rate fluctuations associated with its variable rate loans held for investment and variable rate debt facilities. These contracts are designated as cash flow hedges under ASC 815, *Derivatives and Hedging*.

30

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 31    The objective of these hedging relationships is to mitigate the impact of changes in benchmark interest  rates that could affect the timing and amount of interest income and expense. A decline in interest rates  could increase prepayment activity on the Company’s loan and investment portfolios, while rising short‐ term rates could increase borrowing costs on variable‐rate debt. The swap futures are intended to offset  these risks by providing gains or losses that correlate with movements in interest rates.    The effective portion of changes in the fair value of the designated derivatives is recorded in OCI. As of  December 31, 2025, the fair value of the designated swap futures recorded in derivative liabilities on the  consolidated balance sheets was of $3,853,870. As of December 31, 2024, the fair value of the designated  swap futures recorded on the consolidated balance sheets consisted of a derivative liability of $12,595,950  and a derivative asset of $3,216,750. As of December 31, 2025, 2024 and 2023, the net amounts recorded  in OCI related to these cash flow hedges were ($305,193), $6,695,937 and $0, respectively.     The  Company  assesses  hedge  effectiveness  on  a  periodic  basis  and  determined  these  hedging  relationships were highly effective as of December 31, 2025 and 2024.    Note 9 – Accounts Receivable and Advances    The following summarizes accounts receivable and advances at December 31:      The  Company  periodically  evaluates  the  carrying  value  of  accounts  receivable  and  advances with  delinquent balances based on specific credit evaluations and circumstances of the debtor. No allowance  for credit losses has been established at December 31, 2025 and 2024, as management has determined that  all amounts are fully collectible.        2025 2024 (Audited) (Unaudited) Interest receivable 6,089,089$          6,946,521$          Accounts receivable, trade 7,461,452           11,918,981          Borrower payments 5,738,056           4,105,792           Principal remittance receivable 2,808,733           2,207,397           Due from title 1,003,857           725,687              Due from investors 1,079,474           463,646              Due from servicer 95,825                132,759              Impounds receivable 359,425              558,114              24,635,911$        27,058,897$

WARP SPEED HOLDINGS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 – Mortgage Servicing Rights, at Fair Value

The following summarizes the activity of MSRs for the years ended December 31:

	2025 (Audited)	2024 (Unaudited)	2023 (Unaudited)
Balance, beginning of year	$ 2,428,655	$ 4,509,169	$ 3,805,128
Additions due to loans sold, servicing retained	1,740,188	404,827	3,905,027
Deletions due to sale of MSRs	(1,050,196)	(3,041,118)	(437,124)
Valuation adjustment and deletions of MSRs	1,135,081	555,777	(2,763,862)
Balance, end of year	$ 4,253,728	$ 2,428,655	$ 4,509,169

At December 31, 2025, 2024 and 2023, the unpaid principal balance of mortgage loans serviced approximated $349,547,000, $244,339,000 and $468,125,000, respectively.

The Company services conforming conventional loans that are sold to FNMA and FHLMC on a non-recourse basis. Under these arrangements, foreclosure losses are generally the responsibility of FNMA and FHLMC, and not the Company. The government loans serviced by the Company are secured through GNMA, whereby the Company is insured against loss by the Federal Housing Administration or partially guaranteed against loss by the United States Department of Veterans Affairs or the United States Department of Agriculture.

The following summarizes the key unobservable inputs used in determining the fair value of the MSRs at December 31:

	2025 (Audited)	2024 (Unaudited)	2023 (Unaudited)
Discount rates	11.02% - 13.98%	11.20% - 14.66%	11.21% - 14.79%
Annual prepayment speeds	11.61% - 16.47%	10.40% - 13.70%	12.00% - 12.40%
Costs of servicing	$94 - $132	$83 - $175	$77 - $145

Increases in prepayment speeds generally have an adverse effect on the value of MSRs. In a declining interest rate environment, prepayment speeds generally increase, resulting in a decrease in the estimated life and cash flows. The inverse generally occurs in a rising interest rate environment. Increases in discount rates result in a lower MSRs value and decreases in the discount rates result in a higher MSRs value. The fair value of MSRs is highly sensitive to changes in key unobservable inputs. Changes to one key unobservable input may result in changes to another and these changes may not be directly correlated.

32

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 33    The hypothetical effect of adverse changes in these key unobservable inputs would result in a decrease  in the fair value of MSRs as follows at December 31:        Sale of Mortgage Servicing Rights  During  the  year  ended December  31,  2025,  the Company  sold  an MSR portfolio with  an unpaid  principal  balance  of  approximately  $106,117,000  for  a  sales  price  of  $1,223,588.  The  Company  recognized a gain on sale of $173,392, which is recorded in gain (loss) on sale of mortgage servicing  rights  on  the  consolidated  statements  of  operations.  The  Company  performed  temporary  sub‐ servicing activities with  respect  to  the underlying  loans  through  the established  transfer date,  for  which the Company earned a fee and is also entitled to certain other ancillary income amounts.    During the year ended December 31, 2024, the Company sold an MSR portfolio with an unpaid principal  balance of approximately $314,409,000 for a sales price of $3,246,261. The Company recognized a gain on  sale of $205,143, which is recorded in gain (loss) on sale of mortgage servicing rights on the consolidated  statements of operations. The Company performed temporary sub‐servicing activities with respect to the  underlying loans through the established transfer date, for which the Company earned a fee and is also  entitled to certain other ancillary income amounts.    During the year ended December 31, 2023, the Company sold an MSR portfolio with an unpaid principal  balance of approximately $21,539,000 for a sales price of $220,347. The Company recognized a loss on sale  of $216,777, which  is recorded  in gain  (loss) on sale of mortgage servicing rights on  the consolidated  statements of operations. The Company performed temporary sub‐servicing activities with respect to the  underlying loans through the established transfer date, for which the Company earned a fee and is also  entitled to certain other ancillary income amounts.    Note 11 – Line of Credit     The Company has a line of credit with a financial institution, which expires in September 2026. Interest  under the agreement is over‐night SOFR plus 3.50%. The amount available under this agreement is the  lesser of $15,000,000 or sixty‐five percent of  the reported book or appraised valuation of  the pledged  MSRs.  The  Company’s MSRs  and  servicing  income  is  pledged  as  collateral  under  the  agreement.  Amounts outstanding under the line of credit totaled $13,250,000 and $12,870,000 at December 31, 2025  and 2024, respectively. The Company intends to renew the line of credit when the agreement matures.   2025 2024 2023 (Audited) (Unaudited) (Unaudited) Discount rates:    Effect on value ‐ 10% adverse change (142,198)$           (111,048)$           (198,703)$           Effect on value ‐ 20% adverse change (271,798)$           (232,857)$           (418,408)$           Prepayment speeds:    Effect on value ‐ 10% adverse change (147,290)$           (103,580)$           (179,637)$           Effect on value ‐ 20% adverse change (282,787)$           (217,115)$           (374,724)$           Cost of servicing:    Effect on value ‐ 10% adverse change (24,582)$             (18,675)$             (43,369)$             Effect on value ‐ 20% adverse change (49,174)$             (37,335)$             (86,739)$

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 34    Note 12 – Notes Payable    The Company had a note payable with a financial  institution with an original balance of $4,987,870,  bearing  interest at one‐month SOFR plus 3.50% and maturing December 31, 2025.  Interest  expense  related to the note was $22,297, $69,211, and $158,251 for the years ended December 31, 2025, 2024 and  2023, respectively. The amount outstanding on the note payable totaled $738,552 at December 31, 2024.  The note was fully repaid in 2025.    The Company has a note payable with an original balance of $5,527,138 with a  financial  institution.  Interest under the agreement is SOFR plus 1.00%, with interest payable quarterly and principal payable  upon the payoff of the mortgage loans that are pledged as collateral. Interest expense related to the note  was $160,955, $236,394, and $270,278 for the years ended December 31, 2025, 2024 and 2023, respectively.  The amount outstanding on the note payable totaled $1,902,971 and $3,704,082 at December 31, 2025 and  2024, respectively.    Note 13 – Notes Payable, Related Party    The Company  issued promissory notes  to  investors pursuant to an offering of up  to $20,000,000. The  notes were issued in 2023 with total proceeds of $20,000,000. The amount outstanding on the promissory  notes totaled $18,995,000 and $20,000,000 at December 31, 2025 and 2024, respectively.     The notes originally had a stated term of 24 months and, pursuant to an executed extension agreement  dated August 20, 2025,  the maturity  term was extended by an additional 24 months. The notes bear  interest at a variable rate based on SOFR plus 7.00%, subject to a minimum interest rate of 12.00%. Interest  is payable quarterly. Interest expense related to these notes totaled $2,367,147, $2,400,000, and $1,826,500  for the years ended December 31, 2025, 2024 and 2023, respectively.     The Company had a note payable of $750,000 due to related parties as of December 31, 2024, the balance  was paid in full during the year ended December 31, 2025.    Certain  promissory  notes  are  held  by members  of  the  Company  and  are  considered  related  party  obligations. The promissory notes may be subject to amendments from time to time, as defined by the  agreements.

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 35    Note 14 – Financing Facilities     The Company  has  the  following  financing  facility  agreements with  various  financial  institutions  at  December 31:       (1)  As part of the master participation agreement, the Company entered into a revolving subordinated  loan agreement with the lender which requires the Company to disburse funds to the lender that will  be used to participate in the revenue earned by the lender on certain ownership units, as defined in  the agreements. The outstanding balance of the loan receivable amounted to $41,800,000 at December  31, 2025 and 2024, which is netted against the related master participation agreement debt amount at  December 31, 2025 and 2024.    (2) Borrowings under the repurchase facility may be used to provide financing to affiliates.     (3) This facility was entered into by an affiliate that was deconsolidated during the year ended December  31, 2024. As a result, the facility is no longer reflected in the Company’s consolidated balance sheets  or financing arrangements.         Facility Maturity Line Type Date Amount 2025 ‐ Audited 2024 ‐ Unaudited Master participation  agreement September 2026 200,000,000$   157,347,109$       106,998,432$       Master participation  agreement September 2026 125,000,000$   92,792,046 90,182,253 Master participation  agreement (1) September 2026 249,000,000$   182,194,755 249,252,387 Master mortgage loan  repurchase agreement Due on demand 100,000,000$   53,695,853          80,100,633          Master loan senior  participation repurchase  agreement Due on demand 50,000,000$     36,891,000 45,786,900 Master mortgage loan  repurchase agreement Due on demand 5,000,000$       1,346,083            367,920               Master loan senior  participation repurchase  agreement (2) Due on demand 15,000,000$     1,241,285 ‐                     Master repurchase  agreement (3) Due on demand 5,000,000$       ‐                     386,750               525,508,131$       573,075,275$       Outstanding Balance

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 36    The Company maintains  a master participation agreement with  a  related party, which  expires  in  August 2026. The agreement allows for  the purchase of mortgage  loans from  the Company by  the  related party with terms requiring that the Company subsequently resell the collateral on the facility’s  behalf. As part of the master participation agreement, the Company is entitled to collect a monthly  interest‐only strip of 45% of the total amount of interest accrued and paid on select mortgage loans  sold to the related party. In addition to the interest‐only strip, the Company will earn a servicing fee  of twenty‐five basis points, as the Company will service the loans on behalf of the related party. The  master  participation  agreement,  including  sublines  of  credit,  has  a  total  capacity  of  $60,000,000.  Interest is at variable rates, based upon benchmark plus a fixed margin, depending on the underlying  collateral, as defined in the agreement.     At December 31, 2025, the agreements bear variable interest rates ranging from ‐0.50% to 3.00%, based on  applicable margins over the note rate or SOFR rate index. These agreements include interest rate floors  ranging from 0.50% to 5.00%.    As of December 31, 2025,  the Company had MLHS, securities sold under agreements  to  repurchase,  MLHI, REO and notes receivable, construction  loans pledged as collateral under  the above  financing  facilities, with the lines being personally guaranteed by members. The above agreements also contain  covenants which include certain financial requirements, including maintenance of minimum tangible net  worth, minimum liquid assets, debt to adjusted net worth ratio, maximum leverage ratio, and minimum  profitability, as defined  in  the agreements. The Company was  in compliance with all significant debt  covenants at December 31, 2025. The Company  intends  to  renew  the  financing  facilities when  they  mature.    Note 15 – Securities Sold Under Agreements to Repurchase and Repurchase Lines of Credit    The Company has master repurchase agreements (RPFs) with a financial  institution. The outstanding  credit  balances  at December  31,  2025  and  2024  on  the  RPFs  totaled  $637,325,189  and  $336,070,505,  respectively, and are to be utilized for financing of previously originated mortgage loans. The RPF acts  as a settlement coordinator to facilitate maintenance of collateral and transfer of payments. Under the  terms of the agreements, the financial institution will advance up to the price minus a margin of 1.5% of  the committed price of the loans. At the time of advance, mortgage loans are pledged to the facility along  with  the  corresponding  advance  liability  by  assignment  of  trust  certificates  and  investor  take  out  commitments, which represents a single mortgage‐back security.     The trades are collateralized by trust certificate securities which represent the ownership interest in pools  of  residential mortgage  loans. The  arrangements  are  accounted  for  as  secured  borrowings,  and  the  Company retains the related mortgage loan assets or trust certificates interests on its consolidated balance  sheets with a corresponding liability recorded for the advances. Interest is at a rate of 1‐month SOFR plus  1.30%.     At December 31, 2025 and 2024, the Company had securities sold under agreements to repurchase with  a total carrying value of $640,402,863 and $336,674,291, respectively, which includes assets measured at  both  amortized  cost  and  fair value. These  securities were  financed  through RPFs, with outstanding  advances totaling $637,325,189 and $336,070,505 at December 31, 2025 and 2024, respectively.    During the year ended December 31, 2025, certain gestation related collateral interests and the related  repurchase financing obligations were transferred between entities within the consolidated group.

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 37    Because these transfers occurred between entities included in the consolidated financial statements, they  were eliminated  in consolidation and did not  result  in gain or  loss  recognition  in  the accompanying  consolidated financial statements.      During  the year ended December 31, 2025, one  repurchase  financing arrangement was assigned and  novated to a related party. The novation transferred the facility obligations to the related party, while the  Company  continues  to maintain other  repurchase  financing  arrangements  that  are  accounted  for  as  secured borrowings as described above.  In connection with  the novation,  the Company provides an  unconditional guarantee of the related party’s performance under the applicable agreements and receives  a guarantee fee, as defined in the agreements. See Note 25 – Related Party Transactions and Note 21 –  Commitments and Contingencies for additional information regarding the guarantee arrangement.    Note 16 – Securities Financing Arrangement    In  2023,  Warp  entered  into  an  Agreement  Regarding  Sale  of  Securities  (Securities  Financing  Arrangement) in connection with a refinancing and reorganization of the Company’s leverage related to  (i) retained interest and cash distribution rights associated with the Company’s private label securities  and  (ii) GNMA Securities. Proceeds  from  the Securities Financing Arrangement were used  to  repay  financing previously maintained at Calcon related to these assets.     Under the Securities Financing Arrangement, a counterparty acquires certain rated private label securities  and GNMA Securities and has the ability to put the securities to the Company under specified terms.  Although documented as a purchase/put structure, the Company accounts for the Securities Financing  Arrangement as a secured borrowing. The Securities Financing Arrangement is secured by certain rated  private label securities (including retained interests associated with Series 2023‐1) and GNMA Securities  (See Note 1). Accordingly, the securities remain on the consolidated balance sheets as pledged collateral  and the proceeds received are recorded as a financing liability.     Financing costs under  the arrangement are based on SOFR and  include provisions related  to  interest  spread/interest deficit and market value/margin deficit, as defined  in  the agreement. The obligations  under  the  Securities  Financing Arrangements  are  guaranteed  by  certain members  of Warp under  a  payment and performance guaranty.     The outstanding balance under the Securities Financing Arrangement was $592,986,904 and $662,099,809  and is included in Securities Financing Arrangement on the consolidated balance sheets as of December  31, 2025 and 2024, respectively.     Note 17 – Securitized Mortgage Trust Liabilities    Securitized mortgage trust liabilities totaled $80,140,623 and $81,866,582 at December 31, 2025 and 2024,  respectively, and represent  the outstanding notes and certificates issued in connection with Series 2023‐ 1 that are held by investors. The securitized mortgage trust liabilities are recorded as secured borrowings  in the Company’s consolidated balance sheets. The liabilities are secured by the mortgage loans held in  the securitization structure and are payable from cash flows generated by the underlying mortgage loan  collateral.

WARP SPEED HOLDINGS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The securitization structure includes multiple classes or notes and certificates with differing priority of payment. Senior classes generally receive principal and interest before mezzanine and subordinate classes. Subordinate classes and residual interests generally absorb credit losses on the underlying collateral before senior and mezzanine classes and receive remaining cash flows, if any, after payment of senior and mezzanine notes and trust expenses. Certain transaction documents also provide for optional redemption and an optional clean-up call under specified circumstances.

At issuance, Series 2023-1 included multiple classes of notes and certificates, including Class A-1, A-2, A-3, M-1, B-1, B-2, B-3, and additional interest-only securities (AIOS). Total notes and certificates issued were $576,176,086, of which $83,445,285 (approximately 14.5%) were sold to investors. The Company retained the remaining notes and certificates at issuance (approximately $492,730,801), which has been reduced through principal repayments.

Certain retained interest and distribution rights related to Series 2023-1 are pledged under the Company financing arrangements. See Note 16 – Securities Financing Arrangement. A retained Class B-3 certificate with an original balance of $7,779,086 is held by Calcon and is not pledged under the Securities Financing Arrangement.

The following table represents the original offered securitization notes from the Private Placement Memorandum:

Issuing Trust	Security	Original Principal	Interest Rate
Series 2023-1	Class A-1 notes due 2054	$ 504,154,000	4.50%
	Class A-2 notes due 2054	30,249,000	4.80%
	Class A-3 notes due 2054	9,507,000	4.80%
	Class M-1 notes due 2054	11,523,000	4.80%
	Class B-1 notes due 2054	7,779,000	4.80%
	Class B-2 notes due 2054	5,185,000	4.80%
	Class B-3 notes due 2054	7,779,086	4.80%
		$ 576,176,086	

The following table sets forth the mortgage unpaid principal balance and the outstanding securitization notes at December 31, 2025:

	Balance at December 31, 2025 - (Audited)		
Class of Notes	Mortgage UPB	Notes	Percentage of collateral coverage
Class A-1 notes due 2054	$ 414,581,708	$ 8,118,537	2%
Class A-2 notes due 2054	30,249,000	30,249,000	100%
Class A-3 notes due 2054	9,507,000	9,507,000	100%
Class M-1 notes due 2054	11,523,000	11,523,000	100%
Class B-1 notes due 2054	7,779,000	7,779,000	100%
Class B-2 notes due 2054	5,185,000	5,185,000	100%
Class B-3 notes due 2054	7,779,086	7,779,086	100%
	$ 486,603,794	$ 80,140,623	

38

WARP SPEED HOLDINGS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth the mortgage unpaid principal balance and the outstanding securitization notes at December 31, 2024:

	Balance at December 31, 2024 - (Unaudited)		
Class of Notes	Mortgage UPB	Notes	Percentage of collateral coverage
Class A-1 notes due 2054	$ 459,867,739	$ 9,844,496	2%
Class A-2 notes due 2054	30,249,000	30,249,000	100%
Class A-3 notes due 2054	9,507,000	9,507,000	100%
Class M-1 notes due 2054	11,523,000	11,523,000	100%
Class B-1 notes due 2054	7,779,000	7,779,000	100%
Class B-2 notes due 2054	5,185,000	5,185,000	100%
Class B-3 notes due 2054	7,779,086	7,779,086	100%
	$ 531,889,825	$ 81,866,582	

Note 18 – Premium Finance Agreement

In 2024, the Company entered into a premium finance arrangement with a financial institution to fund business continuation insurance, as discussed in Note 25. The arrangement financed insurance premiums totaling $1,121,830, bore interest at 3.60%, and required monthly principal and interest payments. The outstanding balance under the arrangement was $841,372 at December 31, 2024. The arrangement was repaid in full during 2025, and no amount was outstanding at December 31, 2025.

Note 19 – Employee Benefit Plan

The Company has a 401 (k) plan (the Plan) which covers all eligible employees who have met the minimum eligibility requirements. Employees may elect to contribute up to a maximum percentage allowable, not to exceed federal tax law limitations, which may be adjusted each year based on cost of-living calculations. The Company's contributions are discretionary and are determined on an annual basis. The Company made $409,990, $421,072 and $306,815, in contributions to the Plan for the years ended December 31, 2025, 2024 and 2023, respectively.

Note 20 – Employee Retention Credit

The Company qualified for the employee retention credit (ERC) under the Coronavirus Aid, Relief, and Economic Security Act, a refundable payroll tax credit, and recorded an associated receivable totaling $6,222,786 during the year ended December 31, 2023.

The Company received $2,100,304 during the year ended December 31, 2023 and $2,116,797 during the year ended December 31, 2025. There were no receipts for the year ended December 31, 2024. As of December 31, 2025 and 2024, the ERC receivable of $2,005,685 and 4,122,482, respectively, is included in accounts receivable and advances on the consolidated balance sheets. The remaining $2,005,685 receivable outstanding at December 31, 2025 was collected in full subsequent to year end.

39

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 40    Note 21 – Commitments and Contingencies    Commitments to Extend Credit  As of December 31, 2025 and 2024,  the Company had outstanding commitments  to extend  credit  to  potential borrowers for approximately $101,810,000 and $123,605,000, respectively. These commitments  represent off‐balance sheet credit exposures, under which the Company may be obligated to fund loans  at the prevailing interest rates and terms in effect at the time of execution.     During the year ended December 31, 2025, in connection with the novation of one repurchase financing  arrangement to a related party, the Company provided an unconditional guarantee of the related party’s  obligations under the applicable agreements. The Company receives a guarantee fee in accordance with  the agreement.    The  Company’s  maximum  potential  undiscounted  future  payments  under  the  guarantee  is  approximately $34,905,938 at December 31, 2025. Any liability recorded in connection with this guarantee  was not material as of December 31, 2025.     Legal  The Company may be involved in various legal and regulatory proceedings, lawsuits or other claims  arising in the ordinary course of business. Based on management’s knowledge, the Company is currently  not subject to any material adverse litigation, nor is any material adverse litigation currently threatened  against the Company.    Note 22 – Leases    The following table summarizes the components of the Company’s lease costs incurred during the  years ended December 31:      The table below summarizes other information related to the Company’s leases as of December 31:      2025 2024 2023 (Audited) (Unaudited) (Unaudited) Operating lease cost 805,416$            996,235$            617,521$            Short‐term lease cost 941,406 1,421,349 1,747,711 Total lease cost 1,746,822$          2,417,584$          2,365,232$          2025 2024 (Audited) (Unaudited) Weighted averages: Remaining lease terms (in years) 3.42                   2.15                   Discount rate 6.00% 6.10% Cash payment on lease liability 546,725$            593,255$            ROU assets obtained in exchange for new lease  liability 1,391,649$          508,029$

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 41    The Company’s  lease  commitments  are  reflected  as  undiscounted  values  and  are  reconciled  to  the  discounted present value recognized on the consolidated balance sheets. The following table summarizes  the minimum future commitments by year for the Company’s long‐term operating leases as of December  31, 2025:      Note 23 – Self Insurance Plan    The Company  has  engaged  an  insurance  company which  is  under  common  ownership  to  provide  administrative services for the Company’s self‐funded insurance plan. The Company pays the qualifying  medical claims expense for all participating individuals. The Company paid claims totaling $1,675,546,  $1,949,990 and $1,669,656 during the years ended December 31, 2025, 2024 and 2023, respectively, which  is recorded  in salaries, commissions and benefits on  the consolidated statements of operations. There  were no estimated claims incurred but not reported included in accounts payable and accrued expenses  on the consolidated balance sheets at December 31, 2025 and 2024.    Note 24 – Fair Value Measurements     The Company’s consolidated  financial statements  include assets and  liabilities measured based on  their  estimated  fair values. Refer  to Note  1  for descriptions of  the  fair value hierarchy, valuation  techniques and key inputs used by the Company.        Year Ending December 31, Amounts 2026 735,244$            2027 456,346              2028 244,900              2029 164,790              2030 45,786                Thereafter 45,786                Total undiscounted lease payments 1,692,852           Less: imputed interest (163,921)             Net lease liability 1,528,931$

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 42    Assets and Liabilities Measured at Fair Value on a Recurring Basis  The following are the major categories of assets and liabilities measured at fair value on a recurring  basis as of December 31, 2025:      The following are the major categories of assets and liabilities measured at fair value on a recurring  basis as of December 31, 2024:      The changes in MSRs are presented in Note 10. The following table summarizes the changes in Level  3 assets measured at fair value on a recurring basis for the years ended December 31, 2025, 2024 and  2023:      (1) Fair value changes  in  IRLCs represent  the net change  in  the Company’s  IRLCs recognized  in  earnings.         Description Level 1 Level 2 Level 3 Total MLHS ‐$               205,278,530$  ‐$               205,278,530$  MSRs ‐$               ‐$               4,253,728$      4,253,728$      Securities sold under agreements  to repurchase ‐$               152,886,520$  ‐$               152,886,520$  Derivative instruments ‐ IRLCs ‐$               ‐$               2,781,967$      2,781,967$      Derivative instruments ‐ interest rate swap futures (3,853,870)$    ‐$               ‐$               (3,853,870)$    Description Level 1 Level 2 Level 3 Total MLHS ‐$               218,984,033$  ‐$               218,984,033$  MSRs ‐$               ‐$               2,428,655$      2,428,655$      Securities sold under agreements  to repurchase ‐$               68,127,414$    ‐$               68,127,414$    Derivative instruments ‐ IRLCs ‐$               ‐$               1,944,586$      1,944,586$      Derivative instruments ‐ interest rate swap futures 3,216,750$      ‐$               ‐$               3,216,750$      Derivative instruments ‐ interest rate swap futures (12,595,950)$   ‐$               ‐$               (12,595,950)$   IRLCs Balance at January 1, 2023 (Unaudited) 1,405,254$          Fair value changes (1) (160,246)             Balance at December 31, 2023 (Unaudited) 1,245,008$          Fair value changes (1) 699,578              Balance at December 31, 2024 (Unaudited) 1,944,586$          Fair value changes (1) 837,381              Balance at December 31, 2025 (Audited) 2,781,967$

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 43    Fair Value Option  The Company has elected the fair value option for MLHS and believes this election best reflects the  economic performance of the Company’s MLHS originations. Fair value changes totaling $2,474,587,  $1,390,660 and $4,099,161  for  the years ended December 31, 2025, 2024 and 2023,  respectively, are  included in gain on sale of mortgage loans held for sale, net of direct costs on the consolidated statements  of operations.    Fair Value of Other Financial Instruments  Due to their short‐term nature, the carrying value of cash, cash equivalents, restricted cash, escrow  cash,  short‐term  receivables,  Ginnie  Mae  loans  subject  to  repurchase  right,  notes  receivable,  construction loans, net, short‐term payables, notes payable, and financing facilities approximate their  fair value at December 31, 2025.    Note 25 – Related Party Transactions    During the years ended December 31, 2025, 2024 and 2023, the Company paid $1,028,344, $1,829,759  and  $2,731,356,  respectively,  in  insurance premiums  to  a  related  insurance  entity  (the  Insurer)  to  procure business continuation  insurance  for  the Company. The policies are written on a one‐year  claims made basis, with the Insurerʹs liability limited to the amounts specified in the respective issued  insurance policies. Pursuant  to  the  agreement  between  the Company  and  the  Insurer, premiums  remitted by the Company are required to be deposited into the Insurerʹs accounts, inaccessible to the  Company. In the event of early termination of the insurance policies by the Company, any unearned  insurance premiums are refundable by the Insurer. The Company has no liability for any claims made  to the Insurer.    As  of  December  31,  2025  and  2024,  the  unamortized  prepaid  balance  was  $0  and  $1,028,344,  respectively, and was  recorded  in prepaid  expenses on  the  consolidated balance  sheets. The 2024  premiums were financed through a premium finance arrangement discussed in Note 18. The related  insurance coverage expired during 2025 and was not renewed.     The Company has a consulting agreement with a management services company to provide specific  strategic finance and management services. The Company recognized $888,000 in management fees  for the years ended December 31, 2025, 2024 and 2023, which is included in general and administrative  on  the  consolidated  statements  of  operations.  In  addition,  the  agreement provides  for  a  variable  performance  fee  equal  to  10%  of  pre‐tax  net  income,  as  defined  in  the  agreement,  as  well  as  reimbursement of certain travel and other out‐of‐pocket expenses. As of December 31, 2025 and 2024,  amounts  payable  under  the  agreement  totaled  $3,683,848  and  $0, which was  attributable  to  the  accrued variable performance fee, and are included in accounts payable and accrued expenses on the  consolidated balance sheets.

WARP SPEED HOLDINGS LLC  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  __________________________________________________________________________________________________________________________________________________________________________________________ 44    During  the  year  ended December  31,  2025,  the Company  assigned  and  novated  one  repurchase  financing arrangement to a related party. As a result of the novation, the related party became the  primary obligor under  the  applicable  financing  agreements.  In  connection with  the novation,  the  Company  provides  an  unconditional  guarantee  of  the  related  party’s  obligations  and  receives  a  guarantee  fee  in  accordance  with  the  agreement.  The  outstanding  balance  under  the  related  repurchase financing arrangement was $34,905,938 at December 31, 2025.    During the year ended December 31, 2025, the Company entered into a financing arrangement with a  related entity. At December 31, 2025, amounts due from the related entity totaled $1,070,000 and is  included in due from related parties on the consolidated balance sheets. These balances are expected  to be repaid in accordance with the applicable agreements.     The Company has Master Services Agreements  (Agreement) with subsidiaries and equity method  affiliates.  The  Agreement  provides  for  services  such  as  information  technology  (Computer  and  support  services,  information  security,  Server,  Mainframe,  Infrastructure  support),  compliance  support,  licensing  support,  borrowing  documentation,  marketing  services,  human  resource  management  services,  loan  fulfillment  services,  accounting  services  and  record  keeping,  vendor  management,  legal  and  compliance  support,  loan‐level  pricing,  treasury  services,  tax  services,  financial  services,  financial  services,  borrowing  documentation,  post‐closing  services,  and  other  assistance related to the conduct of the Company. The Company is reimbursed for various costs and  expenses  deemed  reasonable  and  necessary  pursuant  to  the Agreement. All  expenses  related  to  consolidating subsidiaries for these services are eliminated in consolidation.    During  the year ended December 31, 2025,  the Company began providing warehouse  financing  to  certain equity method affiliates. As of December 31, 2025, amounts outstanding totaled $1,241,285 and  are included in due from related parties on the consolidated balance sheets.     Note 26 – Subsequent Events    Management  has  evaluated  subsequent  events  through March  31,  2026,  the  date  on  which  the  consolidated financial statements were available to be issued.